Exhibit 10.1


PRESS RELEASE                        SOURCE: ADVANTAGE CAPITAL DEVELOPMENT CORP.

ADVANTAGE CAPITAL DEVELOPMENT CORP. OUTLINES CORPORATE MISSION

COMPANY DEVELOPS NARROWLY FOCUSED INVESTMENT STRATEGY

MIAMI, Sept. 16 /PRNewswire-FirstCall/ -- The Board of Directors and Management of Advantage Capital Development Corp. (OTC Pink Sheets: AVCP - News), formerly CEC Industries Corp., announced today that it has developed a clearly defined investment strategy as it moves forward as a regulated business development company. (BDC).

"As a business development company (BDC) we have the latitude to invest in both public and private entities, including developing companies," said Jeffrey Sternberg, Advantage Capital Development Corp. Chairman and CEO. "However, in order to create long-term shareholder value, we have developed very specific investment criteria that is clearly focused on creating long- term shareholder value."

According to Sternberg, the Company will focus on three specific types of investments:

      o Investments in existing small, public companies in the form of secured convertible debentures in the $200,000 to $750,000 range with an acceptable exit strategy;

      o Investments in private companies that can be incubated and then spun off into their own public companies, also with an acceptable exit strategy; and

      o Special situation investments in either private or public companies that are secured and opportunistic.

The Company recently closed on a transaction for $1 million in debt financing as part of the first phase of its financing. The funds were provided by an institutional investor. The Company said it is currently raising equity capital to finance its aggressive, short- and long-term investment plans.

"We are currently evaluating several investment opportunities that meet these stringent criteria," said Sternberg. "We anticipate this initial round of financing will allow us to close on one or more of these potential investments within the next few weeks."

The Company recently changed its name to Advantage Capital Development Corp. to better reflect its new business operations as a regulated BDC. This followed a comprehensive corporate restructuring that included the resignation of its former officers and directors as well as the establishment of a new board of directors and the appointment of new senior management.

Safe Harbor Statement

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the Company is detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

Contact: Peter Nasca 312-421-0723